As filed with the Securities and Exchange Commission on August 14, 1998

                                                  Registration No. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                   HUBCO, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           NEW JERSEY                                             22-2405746
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                            1000 MACARTHUR BOULEVARD
                            MAHWAH, NEW JERSEY 07430
    -------------------------------------------------------------------------
    (Address, including zip code of registrant's principal executive offices)


                      1986 STOCK OPTION AND INCENTIVE PLAN
                             1986 STOCK OPTION PLAN
                  1986 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                      1996 STOCK OPTION AND INCENTIVE PLAN
                  1996 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
           NON-QUALIFIED STOCK OPTION AGREEMENT FOR WILLIAM J. FARRELL
           NON-QUALIFIED STOCK OPTION AGREEMENT FOR M. JOSEPH CANAVAN
            NON-QUALIFIED STOCK OPTION AGREEMENT FOR RALPH D. LUKENS
          (FORMERLY PLANS AND AGREEMENTS OF DIME FINANCIAL CORPORATION)
                    (COLLECTIVELY REFERRED TO AS THE "PLANS")
          -------------------------------------------------------------
                            (Full title of the Plan)


                               KENNETH T. NEILSON,
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                   HUBCO, INC.
                            1000 MACARTHUR BOULEVARD
                            MAHWAH, NEW JERSEY 07430
                                 (201) 236-2631
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  -------------

                                 With a Copy to:

                            MICHAEL W. ZELENTY, ESQ.
                          PITNEY, HARDIN, KIPP & SZUCH
                                  P.O. BOX 1945
                          MORRISTOWN, NEW JERSEY 07962
                                 (973) 966-8125

                                  -------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
  Title of securities       |      Amount     | Proposed maximum |  Proposed maximum  |   Amount of
        to be               |      to be      |  offering price  | aggregate offering | registration
     registered             |  registered (1) |   per share (2)  |     price (2)      |     fee
----------------------------|-----------------|------------------|--------------------|--------------
Common Stock, no par value  | 426,050 shares  |      $30.25      |    $12,888,013     |    $3,802
=====================================================================================================

(1) This Registration Statement also covers, in addition to the number of shares of Common Stock stated above, such indeterminable number of shares of Common Stock as may become subject to the Plans as a result of the anti-dilution provisions thereof.

(2) Estimated in accordance with Rule 457(h)(1) solely for purposes of calculating the registration fee based upon the average of the high and low sales price of the Common Stock on the Nasdaq National Market System on August 12, 1998 as reported in The Wall Street Journal.

================================================================================

                                     PART I

             INFORMATION REQUIREMENT IN THE SECTION 10(A) PROSPECTUS


ITEM 1 PLAN INFORMATION

     Not filed with this Registration Statement.


ITEM 2 REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     Not filed with this Registration Statement.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3 DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed by HUBCO, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     1. The Company's Annual Report on Form 10-K/A for the year ended December 31, 1997

     2. The Company's Quarterly Reports for the quarters ended March 31, 1998 and June 30, 1998.

     3. Current Reports on Form 8-K filed with the Commission on January 14, 1998, January 16, 1998, February 13, 1998, March 20, 1998, March 31,
          1998, April 2, 1998, April 20, 1998, June 2, 1998, June 11, 1998, June
          26, 1998, July 2, 1998, July 10, 1998, July 15, 1998 and July 23, 1998
          and the Current Reports on Form 8-K/A filed with the Commission on May 15, 1998, June 29, 1998, July 6, 1998, July 10, 1998 and July 17,
          1998.

     4. The description of the Company's common stock contained in the Registration Statement on Form 8-A filed by the Company pursuant to
          Section 12(g) of the Securities Exchange Act of 1934.

     In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, hereby are incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

ITEM 4 DESCRIPTION OF SECURITIES

     Not applicable.


ITEM 5 INTERESTS OF NAMED EXPERTS AND COUNSEL

     Certain legal matters relating to the issuance of the shares of the Company's Common Stock offered hereby have been passed upon by Pitney, Hardin, Kipp & Szuch, counsel to the Company. Attorneys in the law firm of Pitney, Hardin, Kipp & Szuch beneficially own 792 shares of the Company's Common Stock as of June 2, 1998.

     The consolidated financial statements of the Company as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997, included in the Company's Annual Report on Form 10-K/A and incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report dated August 13, 1998, with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

     The Auditors' Report dated January 27, 1998 relating to the financial statements of former MSB Bancorp, Inc., by KPMG Peat Marwick LLP, appearing in the Current Report on Form 8-K of HUBCO, Inc. dated July 10, 1998 is incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

     The Auditors' Report dated January 23, 1998 relating to the financial statements of Poughkeepsie Financial Corp., by Deloitte & Touche LLP, appearing in the Current Report on Form 8-K/A of HUBCO, Inc. dated June 29, 1998 is incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.


ITEM 6 INDEMNIFICATION OF DIRECTORS AND OFFICERS

     (a) Limitation of Liability of Directors and Officers. Section 14A:2-7(3) of the New Jersey Business Corporation Act permits a corporation to provide in its Amended and Restated Certificate of Incorporation that a director or officer shall not be personally liable to the corporation or its shareholders for breach of any duty owed to the corporation or its shareholders, except that such provisions shall not relieve a director or officer from liability for any breach of duty based upon an action or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of any improper personal benefit. Article X of the Company's Amended and Restated Certificate of Incorporation includes limitation on the liability of officers and directors to the fullest extent permitted by New Jersey law.

     (b)  Indemnification of Directors, Officers, Employees and Agents. Under
          Article VI of its Amended and Restated Certificate of Incorporation, HUBCO must, to the fullest extent permitted by law, indemnify its directors, officers, employees and agents. Section 14A:3-5 of the New Jersey Business Corporation Act provides that a corporation may indemnify its directors, officers, employees and agents against judgments, fines, penalties, amounts paid in settlement and expenses, including attorneys' fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified therein. Determinations concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) independent legal counsel, or (c) an affirmative vote of a majority of shares held by the shareholders. No indemnification is permitted to be made to or on behalf of a corporate director, officer, employee or agent if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit.

     (c) Insurance. The Company maintains insurance policies insuring the Company's directors and officers against liability for wrongful acts or omissions arising out of their positions as directors and officers, subject to certain limitations.


ITEM 7 EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


ITEM 8 EXHIBITS

     5 Opinion of Pitney, Hardin, Kipp & Szuch regarding legality of securities

     23.1  Consent of Arthur Andersen LLP

     23.2 Consent of Pitney, Hardin, Kipp & Szuch (contained in the opinion included as Exhibit 5)

     23.3  Consent of KPMG Peat Marwick LLP

     23.4  Consent of Deloitte & Touche LLP


ITEM 9 UNDERTAKINGS

     1.   The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (b) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Mahwah, State of New Jersey, on August 13, 1998


                                       HUBCO, INC.


                                       By: /s/ KENNETH T. NEILSON
                                           ----------------------------------
                                           Kenneth T. Neilson, Chairman,
                                           President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                         Title                    Date
           ---------                         -----                    ----

                                  Chairman, President, Chief     August 13, 1998
                                    Executive Officer and
                                    Director (Principal
/s/ KENNETH T. NEILSON              Executive Officer)
-------------------------------
(Kenneth T. Neilson)

/s/ ROBERT J. BURKE                         Director             August 13, 1998
-------------------------------
(Robert J. Burke)

/s/ DONALD P. CALCAGNINI                    Director             August 13, 1998
-------------------------------
(Donald P. Calcagnini)

                                            Director             August __, 1998
-------------------------------
(Joan David)

/s/ THOMAS R. FARLEY                        Director             August 13, 1998
-------------------------------
(Thomas R. Farley)

/s/ BRYANT MALCOLM                          Director             August 13, 1998
-------------------------------
(Bryant Malcolm)

/s/ W. PETER MCBRIDE                        Director             August 13, 1998
-------------------------------
(W. Peter McBride)

                                            Director             August __, 1998
-------------------------------
(Charles F.X. Poggi)

/s/ DAVID A. ROSOW                          Director             August 13, 1998
-------------------------------
(David A. Rosow)

                                            Director             August __, 1998
-------------------------------
(James E. Schierloh)

                                            Director             August __, 1998
-------------------------------
(John Tatigian)

                                            Director             August __, 1998
-------------------------------
(Sister Grace Frances Strauber)

/s/ NOEL DECORDOVA                          Director             August 13, 1998
-------------------------------
(Noel deCordova)

/s/ JOSEPH B. TOCKARSHEWSKY                 Director             August 13, 1998
-------------------------------
(Joseph B. Tockarshewsky)

/s/ WILLIAM C. MYERS                        Director             August 13, 1998
-------------------------------
(William C. Myers)

/s/ JOSEPH F. HURLEY              Executive Vice President and   August 13, 1998
-------------------------------     Chief Financial Offer
(Joseph F. Hurley)

                                  Senior Vice President and
/s/ CHRIS WITKOWSKI                 Controller                   August 13, 1998
-------------------------------
(Chris Witkowski)

                                INDEX TO EXHIBITS


Exhibit 5        Opinion Letter of Pitney, Hardin, Kipp & Szuch

Exhibit 23.1     Consent of Arthur Andersen LLP

Exhibit 23.2     Consent of Pitney, Hardin, Kipp & Szuch (contained in the
                   opinion included as Exhibit 5)

Exhibit 23.3     Consent of KPMG Peat Marwick LLP

Exhibit 23.4     Consent of Deloitte & Touche LLP